UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 15, 2005

FiberNet Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-7841	52-2255974
(Commission File Number)	(IRS Employer Identification No.)

570 Lexington Avenue, 3rd Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 405-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)    On February 15, 2005, the Nasdaq Stock Market (“Nasdaq”) notified us that although we have not yet regained compliance for continued inclusion under Marketplace Rule 4310(c)(4), as of February 14, 2005 we had met all initial inclusion criteria for the Nasdaq SmallCap Market set forth in Marketplace Rule 4310(c) (except for the bid price). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), Nasdaq provided us with an additional 180 calendar day period, or until August 12, 2005, to regain compliance. If, at anytime before August 12, 2005, the bid price of the our common stock closes at $1.00 or more per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that we are in compliance with the rule. In response to Nasdaq’s notification, we intend to carefully monitor our stock price and consider all options to regain compliance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIBERNET TELECOM GROUP, INC.

By:	/s/ Edward Granaghan
Name: Title:	Edward Granaghan Senior Vice President—Finance and Chief Financial Officer

Date: February 18, 2005